Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.28

AMENDMENT NO. 1

to the

APRIA HEALTHCARE GROUP INC.

DEFERRED COMPENSATION PLAN

(Amended and Restated Effective July 23, 2008)

Section 11.2 of the Apria Healthcare Group Inc. Deferred Compensation Plan (the “Plan”) provides that any Employer may modify the Plan in whole or in part with respect to that Employer.

Accordingly, the Company (as defined under the Plan) hereby amends the Plan as follows:

I. CLASS YEAR RETIREMENT ELECTIONS

WHEREAS, Section 1.32 of the Plan defines the Plan to include the Apria Healthcare Group Inc. Deferred Compensation Plan document and each Plan Agreement as may be amended from time to time and by other documents that together with such instruments define a Participant’s rights to amounts credited to his or her Account Balance; and

WHEREAS, Section 1.33 of the Plan defines a Plan Agreement as a written agreement evidencing a Participant’s agreement to the term of the Plan, and further provides that “[u]nless otherwise determined by the Committee, the most recent Plan Agreement accepted by the Committee with respect to a Participant shall supersede any prior Plan Agreements for that Participant;” and

WHEREAS, Section 1.23 of the Plan provides for Participant elections to be made on election forms (an “Election Form”) established from time to time by the Committee; and

WHEREAS, Section 1.1 of the Plan allows the Plan Committee to maintain such subaccounts to the Participant’s Deferral Account and Company Contribution Account as are advisable in the administration of the Plan and that Account Balances and each other specified account balance is determined “solely as a device for the measurement and determination of the amounts to be paid to the Participant . . .’’; and

WHEREAS, Section 5.2 of the Plan provides that a Participant may elect, “in connection with his or her commencement of participation in this Plan” a payment election for his or her Retirement Benefit in the form of a lump sum or annual installments for up to 15 years; and

WHEREAS, The Company wishes to confirm in writing that each election submitted by Participants with respect to their Retirement Benefit elections through their annual Plan Agreements constitute a part of the Plan for the applicable Plan Year, and to conform Sections 5.1 and 5.2 to the prior determinations of the Committee under Section 1.33 of the Plan that each annual Election Form submitted by a Participant constitutes a Plan Agreement with respect to each Plan Year’s Retirement Benefit election,

Accordingly, Section 5.2(a) of the Plan is amended in its entirety to read as follows for Plan Years beginning on or after January 1, 2019:

“5.2	Payment of Retirement Benefit.

(a) For each Plan Year, a Participant shall elect on his or her Election Form to receive the Retirement Benefit with respect to his or her Annual Deferral Amount and Annual Company Contribution Amount for such year in the form of a lump sum or pursuant to an Annual Installment Method of up to 15 years. If a Participant does not make a payment election for the Retirement Benefit for a Plan Year, then such Participant shall be deemed to have elected to receive the Retirement Benefit for that Plan Year as a lump sum.”

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

II. MINIMUM DEFERRAL REQUIREMENT

WHEREAS, the Plan provides for a minimum dollar value of $5,000 for deferrals for each Plan Year of Annual Base Salary, Annual Bonus or Director Fees , as applicable; and

WHEREAS, the Company wishes to delete the dollar value minimum deferral and provide the Committee with the discretion to establish a minimum percentage of compensation that may be deferred for each Plan Year,

Accordingly, Section 3.1 of the Plan is amended in its entirety to read as follows for Plan Years beginning on or after January 1, 2019:

3.1 Minimum Deferrals. For each Plan Year, a Participant may elect to defer a percentage of Annual Base Salary, Annual Bonus, and/or Director Fees, as applicable; provided, however, that for each such Plan Year, the Committee may specify in the Election Forms a minimum deferral percentage for Annual Base Salary, Annual Bonus and/or Director Fees, respectively, that may be deferred under the Plan by any Participant. If an election designates a percentage below the minimum, the amount deferred with respect to the applicable item(s) of compensation shall be zero. Notwithstanding the foregoing, a Participant may also elect to defer an amount of his or her Annual Base Salary equal to the Annual 401(k) Refund Offset Amount that is paid in a Plan Year. Any such deferral election for the Annual 401(k) Refund Offset Amount (i) shall constitute and be treated under the Plan as an election to defer an amount of Annual Base Salary equal to 100% of the Annual 401(k) Refund Offset Amount that may be payable in the year immediately following the year in which the election is made, and (ii) such deferred amount shall not otherwise be subject to any minimum deferral percentage that may be specified by the Committee as described above in this Section 3.1.

III. SURVIVOR PAYMENT

WHEREAS, Sections 8.1 and 8.2 of the Plan provide for a survivor benefit in the event of a Participant’s death to be paid according to the Participant’s payment election which may be a lump sum or annual installments up to 15 years, and

WHEREAS, the Company desires to change the survivor payment to a lump sum for all Beneficiaries,

Accordingly, Sections 8.1 and 8.2 of the Plan are amended, effective January 1, 2019, in their entirety to read as follows:

8.1 Survivor Benefit. In the event of a Participant’s death prior to the complete distribution of his or her vested Account Balance, the Participant’s Beneficiary(ies) shall receive solely as a lump sum that portion of the Participant’s unpaid vested Account Balance that is attributable to deferrals and contributions accruing on or after January 1, 2019. The remaining portion of the Participant’s unpaid vested Account Balance shall be distributed in the event of death in the form or forms provided for under prior provisions of the Plan and under prior elections made under the Plan and shall otherwise be governed by the prior applicable provisions of the Plan. The Survivor Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.

8.2 Payment of a Survivor Benefit. A lump sum payment of all or a portion of the Survivor Benefit shall be made, or installment payments thereof shall commence, as applicable, no later than 60 days after the Benefit Distribution Date, but not later than December 31 of the calendar year next following the year of the Participant’s death. Remaining installments, if any, shall be paid no later than 60 days after each anniversary of the Benefit Distribution Date. Except as amended hereby, the terms of the Plan shall remain in full force and effect.

[signature page follows]

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment No. 1 for and on behalf of the Company on the date given below, to be effective as provided above.

APRIA HEALTHCARE GROUP INC.,
a Delaware corporation

/s/ Raoul Smyth
Raoul Smyth
Executive Vice President, General Counsel
December 20, 2018